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                                                                     Exhibit 10

                 Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" in the Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4
No. 333-50817) and the related Statement of Additional Information pertaining to Lincoln National Variable Annuity Account C (e-Annuity) and to the use therein of our reports dated (a) February 5, 1998, with respect to the statutory-basis financial statements of The Lincoln National Life Insurance Company, and (b) April 6, 1998, with respect to the financial statements of Lincoln National Variable Annuity Account C (e-Annuity).

                                      /s/ Ernst & Young LLP

Fort Wayne, Indiana
July 14, 1998